                                                                   EXHIBIT 10.50

                                     Approved and adopted by Board of Directors,
                                                              September 16, 2002



                             GEN-PROBE INCORPORATED
                  CHANGE-IN-CONTROL SEVERANCE COMPENSATION PLAN


                                    Preamble

         The Board of Directors of Gen-Probe Incorporated believes that it is in the best interest of Gen-Probe (the "Company") to provide additional security to the Employees of the Company and its subsidiaries (the "Employees") and thereby induce such individuals to continue in their employment and enhance their ability to perform effectively and without undue distraction should the Company be rumored to be or become the target of an attempted acquisition or merger.

         Accordingly, in order to (a) induce the Employees to remain in the employ of the Company and in consideration for their continuing employment and
(b) facilitate the hiring of new Employees the Company adopts the plan hereinafter set forth (the "Plan") for the payment of certain Benefits in the event that any Employee's employment is terminated after a Change in Control, by the Company without Cause.

         The Plan is an employee welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan document is also the summary plan description of the Plan.

         PLEASE NOTE THAT WORDS THAT ARE CAPITALIZED IN THIS PLAN HAVE SPECIAL DEFINITIONS THAT ARE CONTAINED IN SECTION 8.

                                 Plan Provisions

         1. Termination Following Change in Control.

         1.1 Participation in Plan. An Employee who is not an officer of the Company shall be entitled to participate in this Plan (a) upon the termination of his or her employment within 12 months following a Change in Control by the Company without Cause, provided in any case that the termination occurs within the period set forth in Section 4.1. In no event shall an Employee's termination of employment be deemed to be without Cause for purposes of this Plan if such Employee immediately accepts Employment with the Company's successor or acquirer, unless he or she is subsequently terminated without Cause by the successor or acquirer within the 12 months following the Change in Control.

         1.2 Compensation. The compensation payable under the circumstances set forth in Section 1.1 shall be equal to the amount of the Employee's weekly salary on the date of the

Change in Control (the "Weekly Salary") to be paid for the number of weeks determined pursuant to Section 1.3.

         1.3 Duration of Benefits. The Weekly Salary shall be paid to the Employee for a period of weeks as set forth below, based on the Employee's position with the Company on the date of the Change in Control:

              POSITION                                  DURATION OF BENEFIT
 -----------------------------------------------------------------------------------------------
                                                Base                    Tenure Adjustment
                                    ------------------------------------------------------------
 Exempt employees in Grades E-12              12 weeks            Plus an additional 2 weeks
 and above (other than officers)                                  for each full year of
                                                                  service, to an aggregate
                                                                  maximum of 30 weeks

 Exempt employees in Grades E-9 to             8 weeks            Plus an additional 2 weeks
 E-11                                                             for each full year of
                                                                  service, to an aggregate
                                                                  maximum of 30 weeks

 Exempt employees in Grades E-1 to             4 weeks            Plus an additional 1.5 weeks
 E-8                                                              for each full year of
                                                                  service, to an aggregate
                                                                  maximum of 26 weeks

 Non-exempt employees                          3 weeks            Plus an additional 1 week
                                                                  for each full year of
                                                                  service, to an aggregate
                                                                  maximum of 26 weeks

 -----------------------------------------------------------------------------------------------

         2. Payments Upon Termination. Upon a termination under the circumstances stated in Section 1.1, the Employee shall be paid as follows:

         2.1 The Company shall pay the Employee the full amount due under his or her Compensation Plan through the Date of Termination, at the rate in effect at the time Notice of Termination is given, together with the amount, if any, of any bonus for a past fiscal year that has not yet been paid to him under any bonus plan. If the Date of Termination occurs after the end of a fiscal year for which no bonus has yet been awarded, the Employee will be paid a bonus calculated on the same basis as the bonus awarded to him/her for the prior fiscal year, or, if he or she was not eligible to participate in the applicable bonus plan in the prior fiscal year, his or her bonus will be calculated at the average rate paid in the prior fiscal year to Employees of comparable grade level.

         2.2 In lieu of any further salary payment to the Employee for periods subsequent to the Date of Termination, provided the Employee has executed (and not revoked within any applicable period) a release of claims against the Company in a form acceptable to the Company, the Company shall pay, in accordance with the provisions of Section 2.3 below, as severance pay to him after the Date of Termination, Weekly Salary calculated as set forth in Sections
1.2 and 1.3.

         2.3 The Employee may elect to receive either (a) the full amount of the Weekly Salary paid in equal installments every week during the period set forth in Section 1.3, such payments to commence on the second Friday following the Date of Termination; or (b) an amount equal to ninety percent (90%) of the aggregate Weekly Salary to be paid under Section 1.3, paid in one lump sum within fifteen (15) days following the Date of Termination.

         2.4 The Company shall also pay to the Employee all reasonable legal fees and expenses incurred by the Employee in successfully seeking to obtain or enforce any right provided by this Plan.

         2.5 Until the earlier of (a) the period set forth in Section 1.3 following the Date of Termination or (b) the Employee's commencement of full time employment with a new employer, the Company shall pay on the Employee's behalf the costs of premiums under the Company's medical and dental plans, programs or arrangements in which he or she was entitled to participate immediately prior to the Date of Termination. The Company's payment of any premiums under this Section 2.5 shall not in any manner extend the applicable coverage period for the Employee under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA").

         2.6 The Employee shall not be required to mitigate the amount of any payment provided for in Sections 2.2 and 2.5 by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.

         2.7 All amounts payable under this Plan shall be subject to (and reduced by) any applicable required tax withholdings.

         3. Company's Rights Prior to Change in Control. No provision contained herein shall affect the Company's right or ability, prior to a Change in Control, to (1) terminate an Employee's employment at any time, with or without cause or (2) reduce Employee's compensation (including reduction or elimination of any bonus compensation). Nothing in this Plan shall in any way require the Company to provide any benefits prior to a Change in Control, nor shall this Plan ever be construed in any way as establishing any policies or requirements for severance benefits for any Employee whose employment with the Company terminates prior to a Change in Control, nor shall anything in this Plan in any way affect the Company's right in its absolute discretion to change one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.

         4. Duration and Amendment.

         4.1 This Plan shall become effective on September 16, 2002 and shall terminate seven (7) years after such date unless, prior thereto, a Change in Control shall have occurred, in which case all rights granted hereunder shall be vested, and the Plan shall continue in effect and shall apply to any termination of employment that occurs within twelve (12) months after the effective date of the Change in Control.

         4.2 The Company expressly reserves the right to amend or terminate this Plan during its term at any time before a Change in Control. The Company expressly waives the right to amend or terminate this Plan during its term at any time following a Change in Control in any manner that reduces the benefits or rights provided hereunder, and the Company acknowledges that the rights of each Employee hereunder shall be binding and irrevocable upon any Change in Control. Any purported amendment or termination of such Plan that reduces the benefits or rights provided hereunder following a Change in Control shall be ineffective. No Employee shall lose any right hereunder for failing to contest such a purported amendment or termination.

         5. Successors: Binding Agreement.

         5.1 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to honor this Plan, if such assumption is legally required to make this Plan enforceable against the successor.

         5.2 This Plan shall be binding on any successor to the business and/or assets of the Company that executes and delivers the agreement provided for in
Section 5.1 or that otherwise becomes bound by all the terms and provisions of this Plan by operation of law. The Company shall promptly notify each Employee of any succession by purchase, merger, consolidation or otherwise to all or substantially all the business and/or assets of the Company and shall state whether or not the successor has executed the agreement required by Section 5.1 and, if so, shall make a copy of such agreement available to each Employee.

         5.3 If the Employee should die after termination and while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to his or her devisee, legatee or other designee or, if there be no such designee, to his or her estate. For this purpose, this Plan shall be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         5.4 The Company expressly acknowledges and agrees that each Employee shall have a contractual right to the rights and benefits provided hereunder, and the Company expressly waives any right it may have to deny liability for any breach of its contractual commitment hereunder upon the grounds of lack of consideration, accord and satisfaction or any similar defense. In any dispute arising after a Change in Control as to whether an Employee is entitled to benefits or rights under this Plan, there shall be a presumption that the Employee is so entitled and the burden of proving otherwise shall be on the Company or any successor.

         5.5 All benefits to be provided hereunder shall be in addition to any pension, disability, worker's compensation, other Company benefit plan distribution, unpaid vacation or other unpaid compensation that the Employee has at his or her Date of Termination, except that the benefits shall be reduced by payments under any other severance policy of the Company or under any contract or arrangement between the Employee and the Company requiring the payment of benefits upon a termination of employment. Any such policy, contract or arrangement shall take precedence over this Plan if it provides rights and or benefits that are, considered in the aggregate, more favorable to the Employee, than the rights and benefits provided hereunder. Any payment that the Company is required to make to the Employee under any statue or regulation requiring payment and/or notice on termination will be deducted from the amount of benefits payable under this Plan.

         6. Claims Provisions and Governing Law.

         6.1 Claims Procedures.

             (a) It is not necessary to submit a formal claim to receive benefits payable under this Plan. However, if any person (a "Claimant") believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant's legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Company. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Company determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

             (b) A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Company in writing consents otherwise. The Company shall provide a Claimant, on request, with a copy of the claims procedures established under subsection (c).

             (c) The Company has adopted procedures for considering claims (which are set forth in Appendix A), which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Company or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim.

         6.2 Governing Law. This Plan is a welfare plan subject to ERISA and it shall be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of California, notwithstanding the choice of law principles of that or any other state or country.

         7. Notices. For the purposes of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed: (a) if to an Employee, to his or her latest address as reflected on the Company's employment records, with a copy to him at his or her place of employment, if known; and (b) if to the Company, to 10210 Genetic Center Drive, San Diego, California 92121,
Attention: General Counsel, or to such other address as the Company may furnish to each Employee in writing with specific reference to the Plan and the importance of the notice, except that notice of change of address shall be effective only upon receipt.

         8. Administration.

            (a) The Company is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Plan shall be interpreted in accordance with its terms and their intended meanings. However, the Company and all Plan fiduciaries shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion they deem to be appropriate in their sole discretion, and to make any findings of fact needed in the administration of the Plan. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

            (b) All actions taken and all determinations made in good faith by the Company or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan. To the extent the Company or any Plan fiduciary has been granted discretionary authority under the Plan, the Company's or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

            (c) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Company in its sole discretion, the provision shall be considered ambiguous and shall be interpreted by the Company and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole discretion of the Company. The Company shall amend the Plan retroactively to cure any such ambiguity.

            (d) No Plan fiduciary shall have the authority to answer questions about any pending or final business decision of the Company or any affiliate that has not been officially announced, to make disclosures about such matters, or even to discuss them, and no person shall rely on any unauthorized, unofficial disclosure. Thus, before a decision is officially announced, no fiduciary is authorized to tell any person, for example, that his or her employment will not be terminated or that the Company will or will not offer exit incentives in the future. Nothing in this subsection shall preclude any fiduciary from fully participating in the consideration, making, or official announcement of any business decision.

             (e) This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries.

            9. Definitions. The capitalized terms used in this Plan have the following meanings for purposes of the Plan:

         9.1 "Cause" means:

             (a) the willful and continued failure by an Employee to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness) for a period of thirty (30) or more consecutive calendar days after a written demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed his or her duties;

             (b) the commission by an Employee of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its divisions or affiliates, or the conviction of the Employee of any felony;

             (c) a determination by the Company that an Employee is habitually addicted to a Controlled Substance (as defined herein) which has not been obtained directly, or pursuant to a valid prescription or order, from a medical practitioner while acting in the course of his or her professional practice; or

             (d) the commission of any act involving moral turpitude which (i) brings the Company or any of its affiliates into public disrepute or disgrace, or (ii) causes material injury to the customer relations, operations or the business prospects of the Company.

As used herein, "Controlled Substance" shall have the meaning set forth in 21 U.S.C.A. Sections 812 and 844 (1944 Supplement).

         9.2 "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

             (a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer for securities of the Company; or

             (b) there is a change in the composition of the Board of Directors of the Company over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

             (c) consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding voting securities shall not constitute a Change in Control.

         9.3 "Compensation Plan" means the Employee's base salary, targeted commissions and other cash compensation including bonuses for the applicable year.

         9.4 "Date of Termination" means if the Employee's employment is terminated by the Company for any reason, the date on which the Employee receives a notice of termination; provided that if within thirty (30) days after any notice of termination is given the Employee notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by an order of the arbitrators to whom the dispute is submitted under Section 6 of this Plan.

         9.5 "Employee" means an Employee of the Company. All Employees shall be referred to collectively as "Employees."

         9.6 "Subsidiary" means a corporation at least fifty percent (50%) of whose stock is owned, directly or indirectly, by Gen-Probe Incorporated immediately prior to a Change in Control. All such corporations shall be collectively referred to as "Subsidiaries."

         9.7 "Weekly Salary" has the meaning stated in Section 1.2.

         10. Miscellaneous.

         10.1 After a Change in Control, no successor to the Company shall request any Employee to release, modify, waive or discharge his or her rights under this Plan. No failure to enforce or waiver by any Employee at any time of any breach by the Company of, or non-compliance with, any condition or provision of the Plan to be performed by the Company shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         10.2 The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. Any such invalid or unenforceable provision shall be replaced by one that is valid and enforceable and that, as closely as possible, achieves the same result as the invalid or unenforceable provision.

         10.3 This Plan constitutes is the complete, final, and exclusive embodiment of the Company's agreement with regard to the payment of severance benefits and supersedes all prior letter agreements and understandings between the Company and any Employee.

         WHEREFORE, Gen-Probe Incorporated has caused this plan to be executed by its undersigned duly authorized Employee this 16th day of September 2002.

                                      GEN-PROBE INCORPORATED



                                      By:
                                          --------------------------------------
                                          Henry L. Nordhoff
                                          President and Chief Executive Employee

                                   APPENDIX A

                   DETAILED CLAIMS AND ARBITRATION PROCEDURES


         1.       Claims Procedure

                  Initial Claims

                  All claims shall be presented to the Company in writing. Within 90 days after receiving a claim, a claims official appointed by the Company shall consider the claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving the Claimant written notice. The initial claim determination period can be extended further with the consent of the Claimant. Any claims that the Claimant does not pursue in good faith through the initial claims stage shall be treated as having been irrevocably waived.

                  Claims Decisions

                  If the claim is granted, the benefits or relief the Claimant seeks shall be provided. If the claim is wholly or partially denied, the claims official shall, within 90 days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (1) the specific reason or reasons for the denial; (2) specific references to the provisions on which the denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (4) an explanation of the procedures for appealing denied claims. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.

                  Appeals of Denied Claims

                  Each Claimant shall have the opportunity to appeal the claims official's denial of a claim in writing to an appeals official appointed by the Company (which may be a person, committee, or other entity). A Claimant must appeal a denied claim within 60 days after receipt of written notice of denial of the claim, or within 60 days after it was due if the Claimant did not receive it by its due date. The Claimant (or his or her duly authorized representative) may review pertinent documents in connection with the appeals proceeding and may present issues and comments in writing. The Claimant may present only the evidence and theories during the appeal that the Claimant presented during the initial claims stage, except for information the claims official may have requested the Claimant to provide to perfect the claim. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, shall be treated as having been irrevocably waived.

                  Appeals Decisions

                  The decision by the appeals official shall be made not later than 60 days after the written appeal is received by the Company, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon as possible, but not later than 120 days after the appeal was filed, unless the Claimant agrees to a further extension of time. The appeal decision shall be in writing, shall be set forth in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision, as well as specific references to the provisions on which the decision is based, if applicable. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem his or her appeal to have been denied.

                  Procedures

                  The Company shall adopt procedures by which initial claims shall be considered and appeals shall be resolved; different procedures may be established for different claims. All procedures shall be designed to afford a Claimant full and fair consideration of his or her claim.

                  Arbitration of Rejected Appeals

                  If a Claimant has pursued his or her claim through the appeal stage of these claims procedures, the Claimant may contest the denial of that claim through arbitration, as described below. In no event shall any denied claim be subject to resolution by any means (such as in a court of law) other than arbitration in accordance with the following provisions.

         2.       Arbitration Procedure

                  The Company by establishing the Plan agrees to this provision for arbitration, and a Claimant shall by that action agree to this provision for arbitration. Any denied claim under this Plan shall be settled by arbitration and by one arbitrator in accordance with the applicable rules of the Judicial Mediation & Arbitration Service ("JAMS") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, subject, however, to the terms of Appendix A. The Company and a Claimant contemplate and agree that (i) as a consequence of asserting such claim, the Employee will necessarily incur, as part of his or her damages, his or her attorneys' fees and costs of arbitration, including but not limited to the administrative fees, expenses, and arbitrator's fees; (ii) if the Employee is awarded damages, the arbitrator shall include in that award the consequential damages described above; and (iii) in no event may the Company recover any of its attorneys' fees or costs of arbitration, including but not limited to the administration fees, expenses, and arbitrator's fees, unless the Arbitrator affirmatively and expressly finds that the Employee commenced the arbitration without probable cause.

                  For the purposes of any such arbitration, there shall be a conclusive presumption that there has been a "Change in Control" within the meaning of Section 9.4 of this Plan, unless (i) the Company agrees to submit the issue of whether there has been a "Change in Control" to the arbitrator, or (ii) prior to any award in the arbitration proceeding the Company shall have filed an action or cross-complaint for, or obtained, a declaratory judgment of a U.S. federal court in which court proceeding any Employee covered by this Plan is named as a party, finally determining that there has not been such "Change in Control." The arbitration hereunder shall be suspended pending such judicial determination. A Claimant who gives notice to the Company of his or her intention to arbitrate shall by that action be deemed to consent to be bound by the declaratory judgment issued by such court on the issue of "Change in Control."

                  Any arbitration hereunder shall be in San Diego, California. The invalidity or unenforceability of any part of these arbitration procedures shall not affect the validity of the rest of the procedures.

                                   APPENDIX B

                             ADDITIONAL INFORMATION

                               RIGHTS UNDER ERISA

                  Each participant in the Plan is entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:

Receive Information About Your Plan and Benefits

1. Examine, without charge, at the Plan administrator's office and at certain Company offices, all Plan documents including collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration, such as annual reports and Plan descriptions.

2. Obtain, upon written request to the Plan administrator, copies of documents governing the operation of the Plan, including collective bargaining agreements and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan administrator may make a reasonable charge for the copies.

3. Receive a summary of the Plan's annual financial report. The Plan administrator is required by law to furnish each participant with a copy of this summary annual report.

4. Continue health care coverage for the participant, his/her spouse or dependent if there is a loss of coverage as a result of a qualifying event. The participant and/or his dependents may have to pay for such coverage. Review the Company's group health insurance plan and summary plan description on the rules governing your COBRA continuation coverage rights.

Prudent Actions by Plan Fiduciaries

                  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries. No one, including the Company or any other person, may fire or otherwise discriminate against a Plan participant in any way to prevent them from obtaining a welfare benefit or exercising any right under ERISA.

Enforce Your Rights

                  If a claim for a welfare benefit is denied or ignored, in whole or in part, the affected Plan participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

                  Under ERISA, there are steps a participant can take to enforce the above rights. For instance, if a participant requests a copy of plan documents or the latest annual report from the Plan and does not receive them within 30 days, he or she may file suit in a Federal court. In such a case, the court may require the Plan administrator to provide the materials and pay up to $110 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan administrator. If it should happen that Plan fiduciaries misuse the Plan's money, or if a participant is discriminated against for asserting his/her rights, you may seek assistance from the U.S. Department of Labor.

Assistance with Your Questions

                  If a Plan participant has any questions about your Plan, he or she should contact the Plan administrator. If a participant should have any questions about this statement or about his/her rights under ERISA, or if he or she needs assistance in obtaining documents from the Plan administrator, her or she should contact the nearest office of the Pension and Welfare Benefits Administration, U. S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquires, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D. C. 20210. He or she may also obtain certain publications about rights and responsibilities under ERISA by calling the publications hotline or the Pension and Welfare Benefits Administration.


                           ADMINISTRATIVE INFORMATION

Name of Plan:                     Gen-Probe Incorporated Change-In-Control
                                  Severance Compensation Plan

Plan Administrator:               Board of Directors
                                  Gen-Probe Incorporated
                                  10210 Genetic Center Drive
                                  San Diego, California 92121
                                  (858) 410-8918

Type of Administration:           Self-Administered

Type of Plan:                     Severance Pay Employee Welfare Benefit Plan

Employer Identification Number:   33-0044608

Direct Questions Regarding the
Plan to:                          Board of Directors
                                  Gen-Probe Incorporated
                                  10210 Genetic Center Drive
                                  San Diego, California 92121
                                  Attn: General Counsel
                                  (858) 410-8918

Agent for Service of Legal
Process:                          Board of Directors
                                  Gen-Probe Incorporated
                                  10210 Genetic Center Drive
                                  San Diego, California 92121
                                  Attn: General Counsel
                                  (858) 410-8918

Plan Year:                        Calendar Year

Plan Number:                      _____________________



                                      B-2